UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2020

NexTier Oilfield Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3990 Rogerdale Rd.
Houston,	Texas	77042
(Address of principal executive offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to Vote of Security Holders.
On Thursday June 18, 2020, at 3:00 p.m., NexTier Oilfield Solutions Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company's common stock voted in person or by proxy at the Annual Meeting was 200,067,967, representing approximately 94% of the 213,735,612 shares that were outstanding and entitled to vote as of the record date. At the Annual Meeting, the Company’s stockholders voted on the following proposals, and the final voting results for each proposal are set forth below:
Proposal 1 – The election of nine directors to serve until the 2021 Annual Meeting or, in each case, until his or her earlier death, retirement, resignation or removal.
The following directors were elected based on the votes listed below:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Robert Drummond	177,633,229	823,807	166,174	21,444,757
Stuart Brightman	177,696,944	758,216	168,050	21,444,757
Gary M. Halverson	164,099,275	14,354,609	169,326	21,444,757
Patrick Murray	177,486,821	968,271	168,118	21,444,757
Amy H. Nelson	177,371,310	1,084,551	167,349	21,444,757
Mel Riggs	177,697,984	755,898	169,328	21,444,757
Michael Roemer	177,749,399	706,659	167,152	21,444,757
James C. Stewart	177,430,690	1,024,614	167,906	21,444,757
Scott Wille	177,697,560	756,534	169,116	21,444,757
Proposal 2 – The ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for 2020.
The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting for the year ending December 31, 2020, as recommended by the Company’s Board of Directors, based on the votes listed below:

For	Against	Abstain
198,881,727	1,085,966	100,274
Proposal 3 – Advisory vote to approve the 2019 compensation of the company’s named executive officers.
As reflected below, the Company’s stockholders approved, on an advisory basis, the 2019 compensation of the Company’s named executive officers, as recommended by the Company’s Board of Directors.

For	Against	Abstain	Broker Non-Votes
164,534,562	12,710,065	1,378,583	21,444,757
Proposal 4 – A vote to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-25, and a proportionate reduction in the number of authorized shares of common stock, with the ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of the Board of Directors of the Company.
As reflected below, the Company’s stockholders approved the amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-25, and a proportionate reduction in the number of authorized shares of common stock, with the ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of the Board of Directors of the Company, as recommended by the Company’s Board of Directors.

For	Against	Abstain
197,535,644	2,330,199	202,124

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2020	NEXTIER OILFIELD SOLUTIONS INC.

/s/ KEVIN MCDONALD
	Name:	Kevin McDonald
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary